SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2006 (March 10, 2006)

AXIS CAPITAL HOLDINGS LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	001-31721	98-0395986
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

106 Pitts Bay Road Pembroke, Bermuda		HM 08
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: 441-296-2600

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                             Entry into a Material Definitive Agreement.

On March 13, 2006, AXIS Specialty Limited, a Bermuda company (“AXIS Specialty Bermuda”) and a subsidiary of AXIS Capital Holdings Limited, a Bermuda company (the “Company”), entered into an agreement, dated as of March 13, 2006 (the “Separation Agreement”), with Mr. Andrew Cook, the Company’s Chief Financial Officer. Under the Separation Agreement, Mr. Cook’s employment with the Company will terminate effective April 1, 2006. In connection with his leaving, Mr. Cook will receive an amount equal to his current annual base salary and medical and dental benefits for a period of 12 months. In addition, his outstanding stock options and restricted stock awards will vest on April 1, 2006. The Separation Agreement also contains confidentiality and non-solicitation covenants and mutual releases and non-disparagement covenants. A copy of the Separation Agreement is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

AXIS Specialty Bermuda also entered into a consulting agreement with Mr. Cook (the “Consulting Agreement”). Under the Consulting Agreement, Mr. Cook will act as a finance advisor to AXIS Specialty Bermuda effective April 2, 2006 until June 30, 2006, unless the Consulting Agreement is terminated earlier. As finance advisor, Mr. Cook will assist his successor and the chief executive officer of the Company on finance matters. Mr. Cook is entitled to a fee of $163,125 for his services.

Mr. Cook’s engagement will automatically terminate upon his death. AXIS Specialty Bermuda may terminate Mr. Cook’s engagement with or without cause, and Mr. Cook may terminate his engagement at any time. In the event that Mr. Cook’s engagement is terminated for any reason, Mr. Cook will be entitled to any earned but unpaid portion of the fee set forth above. If AXIS Specialty Bermuda terminates Mr. Cook’s engagement without cause, Mr. Cook will be entitled to the entire amount of the fee set forth above.

Under the Consulting Agreement, Mr. Cook is subject to non-competition provisions until August 1, 2006 and to ongoing confidentiality requirements. A copy of the Consulting Agreement is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02                                             Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On March 10, 2006, the Company, was informed by a member of its board of directors, Mr. W. Thomas Forrester, that he intends to retire from the Company’s board of directors when his term expires. He will not stand for reelection at the Company’s next annual general meeting of shareholders, to be held in May 2006.

Item 9.01                                             Financial Statements and Exhibits.

(d)                                 Exhibits.

10.1                           Separation Agreement, dated as of March 13, 2006, between AXIS Specialty Limited and Andrew Cook.

10.2                           Consulting Agreement, effective as of April 2, 2006, between AXIS Specialty Limited and Andrew Cook.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 16, 2006	AXIS CAPITAL HOLDINGS LIMITED

	By:	/s/ Richard Gieryn
Richard Gieryn
Acting General Counsel

EXHIBIT INDEX

Exhibit No.	Description of Document

10.1	Separation Agreement, dated as of March 13, 2006, between AXIS Specialty Limited and Andrew Cook.

10.2	Consulting Agreement, effective as of April 2, 2006, between AXIS Specialty Limited and Andrew Cook.